                                      AGREEMENT



     This Agreement is made this 7th day of February, 1997, by and between Professionals Insurance Company Management Group ("Professionals"), PICOM Insurance Company ("PICOM") and the Michigan Educational Employees Mutual Insurance Company ("MEEMIC").

     WHEREAS, Professionals is an insurance holding company, owning 100% of the shares of PICOM;

     WHEREAS, PICOM is a Michigan stock insurance company, authorized to write property and casualty insurance coverages;

     WHEREAS, MEEMIC is a Michigan mutual insurance company, authorized to write property and casualty insurance coverages;

     WHEREAS, MEEMIC desires to obtain capital and to expand its insurance capacity and business operations;

     WHEREAS, Professionals is willing to arrange for a capital infusion to MEEMIC, assist MEEMIC to increase its insurance capacity and provide strategic consulting and information system services in exchange for (i) a surplus note;
(ii) an agreement under which Professionals will assume, pursuant to a management services agreement, responsibility for the certain business operations of MEEMIC; and (iii) MEEMIC's agreement to enter into a quota share reinsurance agreement with PICOM;

     WHEREAS, PICOM is willing to enter into a quota share reinsurance agreement with MEEMIC; and

     WHEREAS, the Board of Directors of each of the parties to this Agreement have the authority to authorize and have authorized the execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of these premises and the mutual conditions and agreements contained herein, the undersigned hereby agree as follows:

     1. SURPLUS NOTE. Subject to the terms of this Agreement and at the Closing (as defined below), Professionals, its subsidiary, PICOM, or a new subsidiary of Professionals will contribute $21,000,000 to MEEMIC in exchange for a surplus note (the "Surplus Note"). The Surplus Note shall bear interest at 8.5% per annum. Subject to applicable laws and regulatory authority, interest shall be paid quarterly on the Surplus Note until the twelfth anniversary of the Surplus Note at which time the entire principal shall be repaid. The terms and conditions on repayment of the Surplus Note shall be subject to prior written approval of the Michigan Insurance Commissioner (the "Commissioner"). The Surplus Note shall be in substantially the form and substance of the accompanying Exhibit A.

     2. MANAGEMENT SERVICES AGREEMENT. Subject to the terms of this Agreement and at the Closing, Professionals and MEEMIC shall enter into a ten (10) year management services agreement (the "Management Services Agreement"), subject to the Commissioner's approval, under which Professionals shall perform all of MEEMIC's information systems services and such other strategic consulting and assistance as reasonably directed by MEEMIC's Board of Directors from time to time. The Management Services Agreement shall be in substantially the form and substance of the accompanying Exhibit B.

     3. REINSURANCE AGREEMENT. Subject to the terms of this Agreement and at the Closing, MEEMIC shall enter into a quota share reinsurance contract (the "Reinsurance Agreement") with PICOM pursuant to which a percentage of the net retained premiums and losses of MEEMIC shall be ceded to PICOM on a quota share basis. The Reinsurance Agreement shall provide that the ceding commission paid to MEEMIC is equal to actual unallocated loss adjustment and other underwriting expense ratios, i.e., MEEMIC and PICOM would have identical loss and expense ratios on the subject premium. The Reinsurance Agreement shall be in substantially the form and substance of the accompanying Exhibit C.

     4.   PURCHASE OF INFORMATION SYSTEM HARDWARE AND RIGHTS TO
HARDWARE/SOFTWARE. Professionals shall purchase at MEEMIC's book value as of the date of

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Closing (which is not estimated to be in excess of $1.5 million) any information system hardware including, but not limited to, computers, computer terminals, monitors, and proprietary software that MEEMIC owns and currently utilizes in the performance of its information system functions. As additional consideration, MEEMIC shall also assign any leases for information system hardware or licenses for software that MEEMIC currently utilizes in the performance of its information system functions, to the extent MEEMIC has, after the exercise of its reasonable best efforts, been able to obtain the consents required, if any, for such assignments.

     5.   MEEMIC DIRECTORS.

          (i). RESIGNATION OF CURRENT DIRECTORS. Effective on the issuance of the Surplus Note, all existing directors of MEEMIC shall resign and Professionals shall be given de facto authority to nominate new directors of MEEMIC and direct the implementation of proxy rights conferred by MEEMIC's policyholders, in such a fashion as is permitted by law and applicable MEEMIC corporate documents. If requested by Professionals, and subject to the terms of MEEMIC's By-laws, the existing directors of MEEMIC shall elect the nominees of Professionals as their successors on the MEEMIC board in a manner that will assure the continuity of functions of the MEEMIC Board. The new MEEMIC Board shall honor the terms of the severance agreements with former MEEMIC directors, as such terms shall ultimately be negotiated pursuant to the provisions of
Section 5(iii) of this Agreement.

          (ii). STRATEGIC CONSULTING AGREEMENTS. Professionals agrees to retain each current director of MEEMIC as an independent contractor of Professionals for a period of three (3) years to serve on an advisory board and provide strategic consulting services. Each director shall be offered a consulting agreement (the "Consulting Agreement") in substantially the form and substance of the accompanying Exhibit D.

          (iii). SEVERANCE PACKAGES. In exchange for relinquishment of rights of future compensation and a three (3) year covenant not to compete, MEEMIC desires to provide each of its current directors with a severance package, pursuant to a severance agreement (the "Severance Agreement") in substantially the form and substance of the accompanying Exhibit E, subject to the Commissioner's approval and receipt of a fairness opinion from an independent third party generally accepted in the industry to be qualified to issue such an opinion as to fairness; provided, however, that the amount and structure of such severance packages finally entered into between MEEMIC and its directors may be upon such other terms and in such other amounts as shall ultimately be deemed acceptable by such third party opinion provider.

     6. THE CLOSING. The execution and delivery of all agreements, documents, certificates, resolutions, assignments and opinions contemplated by this Agreement (the "Closing") shall take place on March 1, 1997, or as soon thereafter as all required regulatory approvals are received and other preconditions to Closing have been satisfied, which later date shall not be after December 31, 1997, unless extended in writing by all parties to this Agreement.

     7. CLOSING CONTINGENCIES. The obligation of any party to close on this Agreement is contingent upon (i) Professionals obtaining (or waiving) a commitment to borrow $21,000,000 from a commercial financial institution, which it shall pursue in good faith and with due diligence, (ii) all necessary regulatory approvals being obtained to effectuate the transaction, (iii) the material representations and warranties of the parties contained in this Agreement and any ancillary documents executed coincident herewith being true and correct as of the Closing as if the same were made at Closing, with each party delivering at Closing a certificate signed by a duly authorized officer to that effect, (iv) the parties receiving the closing documents identified in
Section 8 of this Agreement,(v) receipt by MEEMIC of the $21,000,000, plus the amounts specified in Section 4 of this Agreement in immediately available funds on the date of Closing, and (vi) receipt by MEEMIC of the fairness opinion required by the MEEMIC Board of Directors' Resolution of February 6, 1997, a copy of which is attached as Exhibit F.

     8.   CLOSING DOCUMENTS.  At Closing, the parties shall deliver:

                 (i) the Surplus Note;

                 (ii) the Management Services Agreement, and the related license agreement for MEEMIC service marks and trademarks;

                 (iii) the Reinsurance Agreement;

                 (iv) a bill of sale (the "Bill of Sale") in form and content acceptable to the parties evidencing transfer of title of the information system hardware and the proprietary software owned by MEEMIC identified in Section 4 of this Agreement;

                 (v) an assignment of third party agreements, and an assignment and license of information system intellectual property by MEEMIC to Professionals (the "Assignments") acceptable to the parties evidencing transfer of the information system hardware leases and software rights identified in Section 4 of this Agreement to the extent MEEMIC has, after the exercise of its reasonable best efforts, been able to obtain the consents required, if any, for such assignments;

                 (vi) closing certificates of each party pursuant to
          Section 7 of this Agreement;

                 (vii) corporate documents for each of the parties, including for each party (a) a copy of the resolutions of the board of directors, duly certified, authorizing the transactions contemplated by this Agreement (b) the duly certified articles of incorporation, and (c) the duly certified bylaws; and

                 (viii) opinions of counsel to each party, which shall address that (a) the party is duly incorporated, validly existing and in good standing, (b) the party has the full power to execute, deliver and perform the Closing Documents (as defined below), and each other document or certificate delivered in connection with the transactions contemplated in this Agreement, (c) the execution, delivery and performance by the party of its obligations under this Agreement, the Closing Documents and the documents and certificates related thereto have been duly authorized and do not and will not contravene or conflict with any provision of law, articles of incorporation or bylaws, (d) the Agreement, the Closing Documents and each of the documents and certificates delivered hereunder have been duly executed and delivered and constitute the legal, valid and binding obligations of the party, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, receivership, and other laws affecting creditors' rights and by general principles of equity, and
          (e) no further approval, registration, authorization, consent or other order pursuant to federal or state law is required on behalf of the party to permit it to consummate the transactions contemplated by this Agreement and the Closing Documents.

For purposes of this section, Closing Documents shall mean (i) the Surplus Note,
(ii) the Management Services Agreement and related license agreement for MEEMIC service marks and trademarks, (iii) the Reinsurance Agreement, (iv) the Bill of Sale, and (v) the Assignments.

     9. COURSE OF BUSINESS REPRESENTATIONS OF PARTIES. MEEMIC, Professionals and PICOM represent that their respective businesses have been conducted in the normal and ordinary course of business from the date of their respective last audited financial statement to the date of the execution of this Agreement, and shall continue to be so conducted at all times prior to the Closing.

     MEEMIC shall not contract for or make any acquisitions of any other company or business prior to the Closing, without the written consent of Professionals.

     MEEMIC shall be relieved from closing on this Agreement should Professionals or PICOM experience a change of control before the contingencies set forth in Section 7 are fulfilled. For purposes of this Agreement, a "change in control" is deemed to have occurred if (i) any person or entity becomes the beneficial owner, directly or indirectly, of securities of Professionals or PICOM representing more than 51% of the combined voting power of then outstanding securities of Professionals or PICOM, as applicable; or (ii) prior to Closing, the shareholders of Professionals or PICOM approve (a) a plan of complete liquidation; or (b) an agreement for the sale or disposition of all or substantially all of the assets of Professionals or PICOM, as applicable, or (c) the sale or reinsurance of all or substantially all of the insurance business of PICOM so as to cause PICOM to cease to function on a going forward basis as a property and casualty insurance company; or (d) a merger, consolidation, or reorganization of Professionals or PICOM with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of Professionals or PICOM outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity at least 51% of the combined voting power of the voting securities of Professionals or PICOM, as applicable (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. Prior to the Closing, Professionals or PICOM, as applicable, shall promptly notify MEEMIC of any such "change in control."

     10. CONTINUED DUE DILIGENCE. Professionals and PICOM, on the one hand, and MEEMIC, on the other hand, desire to have an opportunity to continue to conduct an investigation of the business and operations of each other in order to determine to each party's satisfaction and the satisfaction of each party's independent auditors, among other things, (i) the financial soundness of each party, including the adequacy of reserves for losses and loss adjustment expenses, and (ii) the experience and ability of Professionals to perform the services identified in the Management Services Agreement. Accordingly, following the execution of this Agreement until Closing, Professionals, PICOM and MEEMIC and their representatives shall have reasonable access, subject to the Confidentiality and Non-Disclosure Agreement dated November 7, 1996, as amended, to the other party's books, records and accounts as they shall reasonably request and as shall be necessary in order to conduct such investigations. Professionals, PICOM, and MEEMIC shall also consent to the review by the other party hereto of the reports and papers of their respective independent auditors prior to the consummation of the Agreement. All such books, accounts, records and reports reviewed during an investigation by either party shall be returned to the respective party upon the earliest of (i) request of the party, or (ii) within ten (10) days following the Closing.

     11.  MEEMIC'S COVENANT NOT TO PURSUE CHANGE OF CONTROL.  Prior to Closing

MEEMIC and its employees, agents or representatives will not engage in discussions with any third party regarding a possible change of control in MEEMIC or any other extraordinary transaction or agreement which could lead to the transfer of a significant portion of MEEMIC.

     12. CONFIDENTIAL INFORMATION. Professionals, PICOM, and MEEMIC , and each of their respective representatives, shall not, without prior written approval of the appropriate party, disclose any confidential information obtained during the course of the investigation regarding or the preparation of the Agreement to any third party or parties unless the same is required by law or regulatory authority or such information as already in the public domain not by a failure of a party to comply with the understandings set forth in this Agreement, except to its own agents, including auditors and attorneys, which disclosure to agents shall be subject to the restrictions of this Agreement. Professionals and PICOM agree that all confidential information pertaining to MEEMIC shall be used by Professionals and PICOM solely in the performance of their separate obligations pursuant to this Agreement, the Management Services Agreement and the other agreements contemplated herein.

     13. PUBLIC DISCLOSURE OF AGREEMENT. No party shall make any press release, formal announcement or public disclosure concerning the Agreement unless the other parties shall have previously approved the language of such release, announcement or disclosure, except as may otherwise be required by law, in which case advance notice of such release, announcement or disclosure will be given to the other party.

     14.  REPRESENTATION AND WARRANTIES.

          (i).   REPRESENTATIONS AND WARRANTIES OF PROFESSIONALS.
Professionals hereby represents and warrants to MEEMIC as follows:

                 (a) ORGANIZATION AND POWER. Professionals is an insurance holding company, duly organized, validly existing and in good standing under the laws of the State of Michigan. It has the full power and authority to enter into and carry out the terms of this Agreement, and the agreements contemplated hereby.

                 (b) AUTHORIZATION, VALIDITY, ENFORCEABILITY. The execution, delivery and performance of this Agreement by Professionals has been duly and validly authorized by all necessary corporate action and does not and will not conflict with, or result in a breach or violation of, Professionals' articles of incorporation or bylaws, any material agreement to which Professionals is a party or by which it or its assets are bound or any law or order of a court or administrative agency having jurisdiction over Professionals. This Agreement is the legally binding obligation of Professionals, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other laws, in effect now or in the future, that affect the enforcement of creditors' rights generally and general principles of equity.

                 (c) GOVERNMENTAL APPROVAL OF TRANSACTIONS. Except for approval of the Michigan Insurance Bureau and any filing required under the federal Hart-Scott-Rodino Antitrust Improvement Act of 1978, no authorization of any federal or state governmental authority or court having jurisdiction over Professionals or its assets is required by Professionals for, or the absences of which would adversely affect, the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

                 (d) ACTIONS, SUITS, PROCEEDINGS. There are no administrative or court actions, suits or proceedings of any kind now pending or, to the best of Professionals' knowledge after due inquiry, threatened that, if adversely decided, would have a material adverse effect on Professionals' ability to carry out the terms of this Agreement.

          (ii). REPRESENTATIONS AND WARRANTIES OF PICOM. PICOM hereby represents and warrants to MEEMIC as follows:

                 (a) ORGANIZATION AND POWER. PICOM is a Michigan insurance company, duly organized, validly existing and in good standing under the laws of the State of Michigan. It has the full power and authority to enter into and carry out the terms of this Agreement, and the agreements contemplated hereby.

                 (b) AUTHORIZATION, VALIDITY, ENFORCEABILITY. The execution, delivery and performance of this Agreement by PICOM has been duly and validly authorized by all necessary corporate action and does not and will not conflict with, or result in a breach or violation of, PICOM's articles of incorporation or bylaws, any material agreement to which PICOM's is a party or by which it or its assets are bound or any law or order of a court or administrative agency having jurisdiction over PICOM. This Agreement is the legally binding obligation of PICOM, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other laws, in effect now or in the future, that affect the enforcement of creditors' rights generally and general principles of equity.

                 (c) GOVERNMENTAL APPROVAL OF TRANSACTIONS. Except for approval of the Michigan Insurance Bureau, no authorization of any federal or state governmental authority or court having jurisdiction over PICOM or its assets is required by PICOM for, or the absences of which would adversely affect, the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

                 (d) ACTIONS, SUITS, PROCEEDINGS. There are no administrative or court actions, suits or proceedings of any kind now pending or, to the best of PICOM's knowledge after due inquiry, threatened that, if adversely decided, would have a material adverse effect on PICOM's ability to carry out the terms of this Agreement.

          (iii). REPRESENTATIONS AND WARRANTIES OF MEEMIC. MEEMIC hereby represents and warrants to Professionals and PICOM as follows:

                 (a) ORGANIZATION AND POWER. MEEMIC is a Michigan mutual insurance company, duly organized, validly existing and in good standing under the laws of the State of Michigan. It has the full power and authority to enter into and carry out the terms of this Agreement, and the agreements contemplated hereby.

                 (b) AUTHORIZATION, VALIDITY, ENFORCEABILITY. The execution, delivery and performance of this Agreement by MEEMIC has been duly and validly authorized by all necessary corporate action and does not and will not conflict with, or result in a breach or violation of, MEEMIC's articles of incorporation or bylaws, any material agreement to which MEEMIC is a party or by which it or its assets are bound or any law or order of a court or administrative agency having jurisdiction over MEEMIC. This Agreement is the legally binding obligation of MEEMIC, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other laws, in effect now or in the future, that affect the enforcement of creditors' rights generally and general principles of equity.

                 (c) GOVERNMENTAL APPROVAL OF TRANSACTIONS. Except for approval of the Michigan Insurance Bureau and any filing required under the federal Hart-Scott-Rodino Antitrust Improvement Act of 1978, no authorization of any federal or state governmental authority or court having jurisdiction over MEEMIC or its assets is required by MEEMIC for, or the absences of which would adversely affect, the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

                 (d) ACTIONS, SUITS, PROCEEDINGS. There are no administrative or court actions, suits or proceedings of any kind now pending or, to the best of MEEMIC's knowledge after due inquiry, threatened that, if adversely decided, would have a material adverse effect on MEEMIC's ability to carry out the terms of this Agreement.

     15. TERMINATION. This Agreement and the obligations of the parties may be terminated at any time prior to Closing (a) by mutual consent of the parties (b) by Professionals and PICOM if any material representation or warranty in this Agreement or any ancillary documents executed coincident herewith by MEEMIC proves to be untrue at the time it was made or becomes untrue prior to Closing,
(c) by MEEMIC if any material representation or warranty in this Agreement or any ancillary documents executed coincident herewith by PICOM or Professionals proves to be untrue at the time it was made or becomes untrue prior to Closing,
(d) by any party if the preconditions to Closing established in Section 7 of this Agreement fail to occur, (e) by any party if Closing does not occur by December 31, 1997, unless such date is extended upon mutual agreement of the parties, or (f) by MEEMIC, if Professionals or PICOM experiences a change of control (as defined in Section 9 of this Agreement) prior to the Closing.

     16.  GENERAL PROVISIONS.

          (i). SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns provided that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto. If any party is so permitted to assign any of its rights or obligations under this Agreement, such assignment (unless otherwise agreed to by the other party) shall not in any manner affect or impair such assigning party's obligations under this Agreement.

          (ii). ENTIRE AGREEMENT; AMENDMENT. This Agreement, including Exhibits referenced herein, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements between the parties or any of their Affiliates with respect to the subject matter of this Agreement; provided, however, that ancillary documents executed by any party hereto may expressly provide they are in addition to (though they may not be in contravention of) this Agreement. This Agreement may be amended, modified or supplemented in any manner and at any time only by a written instrument executed by Professionals, PICOM and MEEMIC. No waiver by any party of any term or condition hereof, or the breach of any covenant, agreement, warranty, representation or provision contained herein, in any one or more instances, shall be made to be construed as a further continuing waiver of any such term, condition or breach or a waiver of any other term, condition or breach.

          (iii). COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which shall together constitute one and the same instrument and shall become effective when one or more counterparts have been signed by Professionals, PICOM, and MEEMIC and delivered to each of the parties.

          (iv). HEADINGS; REFERENCES, INTERPRETATION. The Article and Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          (v). GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Michigan.

          (vi). SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

          (vii). BROKERAGE. All negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties to this Agreement directly without the intervention of any other person in such negotiations, and the consummation of the transactions under this Agreement, will not result in any liability by any party for any finder's fee, brokerage commission or other similar fee. Each party shall indemnify the other party and hold it harmless from and against any claim for brokerage or finders' fees or other commissions resulting from actions of the indemnifying party which are not in accordance with the preceding sentence.

          (viii). NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any person or entity other than the parties hereto and their respective successors or permitted assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement, or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

          (ix). ACKNOWLEDGMENT. The parties each acknowledge that all the terms and conditions in this Agreement and the Related Agreements have been the subject of active and complete negotiation between the parties and represent the parties' agreement based upon all relevant considerations. The parties agree that the terms and conditions of this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation hereof or thereof.

          (x). FURTHER ASSURANCES. The parties agree to do such further acts and things and to execute and deliver such additional documents, assignments, agreements, certificates, powers and instruments as may be reasonably required to carry into effect the purposes of this Agreement.

          (xi). LEGAL FEES, COSTS AND EXPENSES. Each party hereto shall bear its own counsel's fees and expenses, costs and other expenses incurred by such party in connection with this transaction; provided, however, that the prevailing party shall be entitled to reimbursement of its reasonable counsel's fees, costs and expenses in connection with the enforcement of its rights under or under any agreement or instrument contemplated hereunder.

     IN WITNESS WHEREOF, the undersigned execute and deliver this Agreement as of the date first written above.

                                   PROFESSIONALS INSURANCE
                                   COMPANY MANAGEMENT GROUP


                                   By: /s/ Victor T. Adamo
                                      -------------------------------
                                        Victor T. Adamo
                                          Its: President

                                   PICOM INSURANCE COMPANY

                                   By: /s/ Victor T. Adamo
                                      -------------------------------
                                        Victor T. Adamo
                                          Its: President



                                   MICHIGAN EDUCATIONAL EMPLOYEES
                                   MUTUAL INSURANCE COMPANY


                                   By: /s/ Lynn M. Kalinowski
                                      -------------------------------
                                        Lynn M. Kalinowski
                                          Its:  President and Chief Executive
                                                Officer